UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

Chelsea TherapEUtics International, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 9, 2014, a putative class action complaint was filed in the Court of Chancery of the State of Delaware by a stockholder of Chelsea Therapeutics International, Ltd. (the “Company”) in connection with the proposed tender offer and merger contemplated by the Agreement and Plan of Merger, dated as of May 7, 2014 (the “Merger Agreement”), by and among the Company, H. Lundbeck A/S, a Danish corporation (“Parent”), and Charlie Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Acquisition Sub”). The action is styled Dominick v. Chelsea Therapeutics International, Ltd., et al. The lawsuit alleges that the directors of the Company breached their fiduciary duties to the Company’s stockholders by, among other things, approving a transaction that provides for inadequate consideration; that the Merger Agreement includes allegedly improper deal protection provisions; and that the Company and Parent allegedly aided and abetted the directors in breaching their fiduciary duties to the Company’s stockholders. The lawsuit seeks various remedies, including enjoining the merger from being consummated, damages, and costs and fees relating to the action. The Company believes the lawsuit is entirely without merit and intends to defend against the lawsuit vigorously.

If additional, similar lawsuits are filed or the complaint described above is amended, the Company does not intend to announce the filing of such similar lawsuits or amendments unless they contain allegations that are substantially distinct from those made in the pending action described above.

Additional Information

The tender offer described in this document (the “Offer”) has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, Acquisition Sub will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”) and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the Tender Offer Statement. Copies of the Company’s filings with the SEC may also be obtained free of charge at the “Investors” section of the Company’s website at www.chelseatherapeutics.com.

Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the transaction. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the timing of the transaction; the percentage of the Company’s stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; stockholder litigation in connection with the transaction resulting in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as well as the tender offer documents to be filed by Acquisition Sub and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

By:	/s/ J. Nick Riehle
J. Nick Riehle Chief Financial Officer

Dated: May 12, 2014